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                                                                    EXHIBIT 99.1



                           2002 EQUITY INCENTIVE PLAN
                                       OF
                              IDENTIX INCORPORATED

                             A DELAWARE CORPORATION

1.      PURPOSE OF THIS PLAN

        The purpose of this 2002 Equity Incentive Plan of Identix Incorporated, a Delaware corporation, (the "COMPANY") is to enhance the long-term shareholder value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the Company.

2.      DEFINITIONS AND RULES OF INTERPRETATION

        2.1 DEFINITIONS. This Plan uses the following defined terms:

               (a) "ADMINISTRATOR" means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

               (b) "AFFILIATE" means a "parent" or "subsidiary" (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an "Affiliate" for purposes of this Plan.

               (c) "APPLICABLE LAW" means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

               (d) "AWARD" means a Stock Purchase Right, Performance Share Award, Restricted Stock Award or Option granted in accordance with the terms of the Plan.

               (e) "AWARD AGREEMENT" means the document evidencing the grant of an Award.

               (f) "AWARD SHARES" means Shares covered by an outstanding Award or purchased under an Award.

               (g) "BOARD" means the board of directors of the Company.

               (h) "CHANGE OF CONTROL" means any transaction or event that the Board specifies as a Change of Control under Section 10.4.

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               (i) "CHANGE OF CONTROL PRICE" for purposes of Section 10.4 means the highest price per share paid in any transaction reported on the NASDAQ National Market or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Board, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

               (j) "CODE" means the Internal Revenue Code of 1986.

               (k) "COMMITTEE" means a committee composed of Company Directors appointed in accordance with the Company's charter documents and Section 4.

               (l) "COMPANY DIRECTOR" means a member of the Board.

               (m) "CONSULTANT" means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

               (n) "DIRECTOR" means a member of the board of directors of the Company or an Affiliate.

               (o) "DIVESTITURE" means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

               (p) "EMPLOYEE" means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company's or an Affiliate's classification of an individual as an "Employee" (or as not an "Employee") for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Recipient shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Recipient's Options under Section 10. Neither service as a Director nor receipt of a director's fee shall be sufficient to make a Director an "Employee."

               (q) "EXCHANGE ACT" means the Securities Exchange Act of 1934.

               (r) "EXECUTIVE" means an individual who is subject to Section 16 of the Exchange Act or who is a "covered employee" under Section 162(m) of the Code, in either case because of the individual's relationship with the Company or an Affiliate.



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               (s) "EXPIRATION DATE" means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of a Recipient's Termination or any other event that would shorten that period.

               (t) "FAIR MARKET VALUE" means the value of Shares as determined under Section 17.2.

               (u) "FUNDAMENTAL TRANSACTION" means any transaction or event described in Section 10.3.

               (v) "GRANT DATE" means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award's Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

               (w) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

               (x) "NONSTATUTORY OPTION" means any Option other than an Incentive Stock Option.

               (y) "OBJECTIVELY DETERMINABLE PERFORMANCE CONDITION" shall mean a performance condition (i) that is established (x) at the time an Award is granted or (y) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an individual business unit.

               (z) "OFFICER" means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

               (aa) "OPTION" means a right to purchase Shares of the Company granted under this Plan.

               (bb) "OPTION PRICE" means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.



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               (cc) "OPTION SHARES" means Shares covered by an outstanding
Option or purchased under an Option.

               (dd) "PERFORMANCE PERIOD" means the period determined by the Administrator under Section 8.3(a).

               (ee) "PERFORMANCE SHARE AWARD" means an Award under Section 8.3.

               (ff) "PLAN" means this 2002 Equity Incentive Plan of Identix Incorporated.

               (gg) "PURCHASE PRICE" means the price payable under a Restricted Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

               (hh) "QUALIFIED DOMESTIC RELATIONS ORDER" means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

               (ii) "RECIPIENT" means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 16, and (iii) a person who holds Option Shares subject to any right of repurchase under Section 15.2.

               (jj) "RESTRICTED STOCK AWARD" means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.1.

               (kk) "REVERSE VESTING" means, with respect to an Option, that an Option is or was fully exercisable but that, subject to a "reverse" vesting schedule, the Company has a right to repurchase the Option Shares as specified in Section 15.2(a), with the Company's right of repurchase expiring in accordance with the "forward" vesting schedule that would otherwise have applied to the Option under which the Option Shares were purchased or other vesting schedule described in the Award Agreement. With respect to a Restricted Stock Award, Reverse Vesting means that the Company has a right to repurchase the Award Shares purchased pursuant to the Restricted Stock Award, as specified in
Section 15.2(a), with the Company's right of repurchase expiring in accordance with the vesting schedule in the Award Agreement.

               (ll) "RULE 16b-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

               (mm) "SECURITIES ACT" means the Securities Act of 1933.



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               (nn) "SHARE" means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

               (oo) "STOCK PURCHASE RIGHT" means an Award granted under Section 8.2.

               (pp) "SUBSTITUTE AWARDS" means any Substitute Performance Share Awards, Substitute Stock Purchase Rights, Substitute Options or Substitute Restricted Stock Awards.

               (qq) "SUBSTITUTE OPTION" means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

               (rr) "SUBSTITUTE PERFORMANCE SHARE AWARDS" means Performance Share Awards granted in substitution for, or upon the conversion of, a performance share award granted by another entity to purchase equity securities in the granting entity.

               (ss) "SUBSTITUTE RESTRICTED STOCK AWARD" means a Restricted Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

               (tt) "SUBSTITUTE STOCK PURCHASE RIGHT" means a Stock Purchase Right granted in substitution for, or upon the conversion of, a stock purchase right granted by another entity with respect to equity securities in the granting entity.

               (uu) "TEN PERCENT SHAREHOLDER" means any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

               (vv) "TERMINATION" means that the Recipient has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, "Termination" shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the "Termination" of that Affiliate's Employees, Directors, and Consultants.

        2.2 RULES OF INTERPRETATION. Any reference to a "Section," without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.



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3.      SHARES SUBJECT TO THIS PLAN; TERM OF THIS PLAN

        3.1 NUMBER OF AWARD SHARES. Subject to adjustment under Section 10, the maximum number of Shares that may be issued under this Plan is 5,800,000.

        3.2 SOURCE OF SHARES. Award Shares may be authorized but unissued Shares or treasury Shares. If an Award is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Award shall revert to this Plan and shall again be available for future issuance under this Plan. Shares actually issued under this Plan shall not be available for regrant even if repurchased by the Company.

        3.3 TERM OF THIS PLAN

               (a) This Plan shall be effective on the date it is approved by the Board. However, no Award may be exercised unless and until the Company's shareholders approve this Plan within 12 months after the Board approves this Plan.

               (b) Subject to Section 13, this Plan shall continue in effect for a period of ten years from the earlier of the date on which the Plan was adopted by the Board and the date on which the Plan was approved by the Company's shareholders.

4.      ADMINISTRATION

        4.1 GENERAL

               (a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the "Administrator," the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

               (b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are "Non-Employee Directors" as defined in Rule 16b-3 and,



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after the expiration of any transition period permitted by Treasury Regulations
Section 1.162-27(h)(3), who are "outside directors" as defined in Section 162(m) of the Code.

        4.2 AUTHORITY OF ADMINISTRATOR. Subject to the other provisions of this Plan, the Administrator shall have the authority:

               (a) to grant Awards, including Substitute Awards;

               (b) to determine the Fair Market Value of Shares;

               (c) to determine the Option Price and the Purchase Price under Awards;

               (d) to select the Recipients;

               (e) to determine the times Awards are granted;

               (f) to determine the number of Shares subject to each Award;

               (g) to determine the types of payment that may be used to purchase Award Shares;

               (h) to determine the types of payment that may be used to satisfy withholding tax obligations;

               (i) to determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

               (j) to modify or amend any Award;

               (k) to authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

               (l) to determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

               (m) to interpret this Plan and any Award Agreement or document related to this Plan;

               (n) to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;



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               (o) to adopt, amend, and revoke rules and regulations under this
Plan, including rules and regulations relating to sub-plans and Plan addenda;

               (p) to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Recipients and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Recipients;

               (q) to determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

               (r) to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

               (s) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

        4.3 SCOPE OF DISCRETION. Subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Recipients by Award Agreements and other agreements, (i) on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion and (ii) in making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Recipients, all Awards or all Award Shares the same way.

5.      PERSONS ELIGIBLE TO RECEIVE AWARDS

        5.1 ELIGIBLE INDIVIDUALS. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate.

        5.2 SECTION 162(m) LIMITATION.

               (a) OPTIONS. So long as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Options within any fiscal year of the Company to purchase more than 450,000 Shares under Options, subject to adjustment under Section 10, and (b) Options may be granted to an Executive only by the Committee (and,



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notwithstanding Section 4.1(a), not by the Board). If an Option is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option shall continue to be counted against the limit on Shares under this Section 5.2.

               (b) RESTRICTED STOCK AWARDS AND PERFORMANCE SHARE AWARDS. Any Restricted Stock Award and Performance Share Awards intended as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions, such Award may be granted only by the Committee, and the material terms of the Award, including the maximum amount of the Award and the Award formula, must be approved by the shareholders of the Company before any Award Shares under such Award are issued.

6.      TERMS AND CONDITIONS OF OPTIONS

        The following rules apply to all Options:

        6.1 PRICE. Subject to Section 13.2, no Option may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. No Option intended as "qualified incentive-based compensation" within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law.

        6.2 TERM. No Option shall be exercisable after its Expiration Date. Subject to Section 7(a), no Option may have an Expiration Date that is more than fifteen years after its Grant Date.

        6.3 VESTING. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Recipient's directorship, employment or consultancy begins, or a different date specified in the Option Award Agreement. If so provided in the Option Award Agreement, an Option may be exercisable subject to the application of Reverse Vesting to the Option Shares.

        6.4 FORM OF PAYMENT.

               (a) The Administrator shall determine the acceptable form and method of payment for exercising an Option.

               (b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.



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               (c) In addition, the Administrator may permit payment to be made by any of the following methods:

                      (i) other Shares, or the designation of other Shares,
               which (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) have been owned by the Recipient for more than six months on the date of surrender, and
               (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

                      (ii) provided that a public market exists for the Shares,
               through a "same day sale" commitment from the Recipient and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") under which the Recipient irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Option Shares (a "CASHLESS EXERCISE");

                      (iii) one or more full recourse promissory notes bearing
               interest at a fair market value rate that is at least sufficient to avoid imputation of interest under Sections 483, 1274 and 7872 of the Code and with such other terms as the Administrator specifies, except that Consultants may not purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares, the portion of the Option Price equal to the par value of the Shares must be paid in cash or other lawful consideration, other than the note, if that is required by Applicable Law, the Company shall at all times comply with any applicable margin rules of the Federal Reserve, the note must have a term of no more than five years and the principal amount of the note may not exceed 90% of the purchase price paid by the Recipient; and

                      (iv) any combination of the methods of payment permitted
               by any paragraph of this Section 6.4.

        6.5 NONASSIGNABILITY OF OPTIONS. Except as set forth in any Option Award AGREEMENT, no Option shall be assignable or otherwise transferable by the Recipient except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Qualified Domestic Relations Order.

        6.6 SUBSTITUTE OPTIONS. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and



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to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

        6.7 REPRICINGS. Other than in accordance with Sections 10 and 13.2, Options may not be repriced, replaced, regranted through cancellation or modified, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective Option Price of the Options.

7.      INCENTIVE STOCK OPTIONS

        The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Recipient, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

               (a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

               (b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

               (c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Recipient under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.



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               (d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Award Agreement relating to that Incentive Stock Option.

               (e) Any Incentive Stock Option granted to a Ten Percent Shareholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date.

               (f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

               (g) Incentive Stock Options may be granted only to Employees. If a Recipient changes status from an Employee to a Consultant, that Recipient's Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i).

               (h) No rights under an Incentive Stock Option may be transferred by the Recipient, other than by will or the laws of descent and distribution. During the life of the Recipient, an Incentive Stock Option may be exercised only by the Recipient. The Company's compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Recipient, shall not violate this Section 7(h).

               (i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, the three-month period beginning with the Recipient's Termination for any reason other than the Recipient's death or disability (as defined in Section 22(c) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, that three-month period provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Recipient's Termination.



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8.      RESTRICTED STOCK AWARDS, STOCK PURCHASE RIGHTS AND PERFORMANCE SHARE
        AWARDS

        8.1 RESTRICTED STOCK AWARDS. The following rules apply to all Restricted Stock Awards:

               (a) PRICE. The Purchase Price for the Award Shares issuable under a Restricted Stock Award shall be determined by the Administrator provided that in no event shall such Purchase Price be less than the par value of the Award Shares issuable under the Restricted Stock Award.

               (b) TERM. No Restricted Stock Award shall be exercisable after its Expiration Date. No Restricted Stock Award may have an Expiration Date that is more than ten years after its Grant Date.

               (c) VESTING. Restricted Stock Awards shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Recipient's directorship, employment or consultancy begins, or a different date specified in the Award Agreement.

               (d) RESTRICTION PERIOD. Subject to this Plan and the Award Agreement, during a period set by the Administrator, commencing with the Grant Date of the Restricted Stock Award and ending not more than ten (10) years from such Grant Date, the Recipient shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Award Shares of a Restricted Stock Award. Within these limits, the Administrator may provide for the lapse of such restrictions in installments, based on service, performance or such other factors or criteria as the Committee may determine, but, subject to Sections
10.3 and 10.4, may not accelerate or waive such restrictions.

               (e) RIGHT OF REPURCHASE. If so provided in the Award Agreement, Award Shares acquired pursuant to a Restricted Stock Award may be subject to Reverse Vesting.

               (f) FORM OF PAYMENT. The Administrator shall determine the acceptable form and method of payment for exercising a Restricted Stock Award.

                      (i) Acceptable forms of payment for all Award Shares are
               cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

                      (ii) In addition, the Administrator may permit payment to
               be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

               (g) NONASSIGNABILITY OF RESTRICTED STOCK AWARDS. Except as set forth in any Award Agreement, no Restricted Stock Award shall be assignable or otherwise transferable by the Recipient except by will or by the laws of descent and distribution. However, Restricted Stock Awards may be transferred and exercised in accordance with a Qualified Domestic Relations Order.

               (h) SUBSTITUTE RESTRICTED STOCK AWARD. The Board may cause the Company to grant Substitute Restricted Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Restricted Stock Awards shall have the same terms and conditions as the awards they replace, except that (subject to Section 10) Substitute Restricted Stock Awards shall be Restricted Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

               (i) REPRICINGS. Other than in accordance with Sections 10, Restricted Stock Awards may not be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective Purchase Price of the Shares subject to the Restricted Stock Awards.

               (j) DIVIDENDS. Unless otherwise determined by the Committee, for Restricted Stock Awards, dividends payable in cash shall be automatically reinvested in additional Restricted Stock Awards, and dividends payable in Shares shall be paid in the form of Restricted Stock Awards. The reinvestment of dividends in additional Restricted Stock Awards at the time of any dividend payment pursuant to this Section only shall be permissible if sufficient Shares are available under Section 3 for such reinvestment (taking into account then outstanding Awards).

        8.2 STOCK PURCHASE RIGHTS.

               (a) PRICE. The Administrator may grant Stock Purchase Rights which shall enable the Recipients to purchase Shares at a price equal to not less than 85% of the Fair Market Value of the Shares on the Grant Date.

               (b) EXERCISABILITY. Stock Purchase Rights shall be exercisable for a period determined by the Administrator not exceeding 30 days from the Grant Date.

               (c) SUBSTITUTE STOCK PURCHASE RIGHTS. The Board may cause the Company to grant Substitute Stock Purchase Rights in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Purchase Rights shall have the same terms and conditions as the rights they replace, except that (subject to Section 10) Substitute Stock Purchase Rights shall be Stock Purchase Rights with rights to acquire Shares rather than equity securities of the granting entity and shall have consideration that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

        8.3 PERFORMANCE SHARE AWARDS.

               (a) AWARDS. The Administrator shall determine the nature, length and starting date of the Performance Period for each Performance Share Award, which period shall be at least one (1) year and not more than six (6) years from the Grant Date. The consideration payable by a Recipient with respect to a Performance Share Award shall be an amount determined by the Administrator in the exercise of the Administrator's discretion on the Grant Date; provided, that the amount of consideration may be at least par value of the Shares issuable under the Performance Share Award if required by Applicable Law and may in no event exceed 50% of the Fair Market Value of the Award Shares as of the Grant Date. The Administrator shall determine the performance objectives to be used in awarding Performance Share Awards and the extent to which such Award Shares have been earned. Performance Periods may overlap and Recipients may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Administrator shall determine for each Performance Share Award subject to such Performance Period the number of Award Shares (which may consist of Restricted Stock Awards) to be awarded to the Recipient at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Share Awards are met. Such number of Award Shares may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator. The Administrator may provide that (a) amounts equivalent to interest at such rates as the Administrator may determine, or (b) amounts equivalent to dividends paid by the Company upon outstanding Shares shall be payable with respect to Performance Share Awards.

               (b) FORM OF PAYMENT. Payment for the exercise of any Performance Share Awards shall be made in the form of cash or whole Shares as provided in
Section 6.4(c), as the Administrator, in its discretion, shall determine.

               (c) SUBSTITUTE PERFORMANCE SHARE AWARDS. The Board may cause the Company to grant Substitute Performance Share Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Performance Share Awards shall have the same terms and conditions as the awards they replace, except that (subject to Section 10) Substitute Performance Share Awards shall be Performance Share Awards with rights to acquire Shares rather than equity securities of the granting entity and shall have consideration that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

               (d) REPRICINGS. Other than in accordance with Sections 10, a Performance Share Award may not be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect of the repricing, replacement, regrant or modification would be to increase the consideration payable for the Performance Share Award.

9.      EXERCISE OF AWARDS

        9.1 IN GENERAL. An Award shall be exercisable in accordance with this Plan, the Award Agreement under which it is granted, and as prescribed by the Administrator.

        9.2 TIME OF EXERCISE. Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Award is being exercised, and (c) with respect to Nonstatutory Options or other Awards subject to withholding, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share.

        9.3 ISSUANCE OF AWARD SHARES. The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Recipient is that person and so requests, the Award Shares shall be issued in the name of the Recipient and the Recipient's spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised. However, until Award Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a shareholder, shall exist with respect to the Award Shares, even though the Recipient has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

        9.4 TERMINATION

               (a) IN GENERAL. Except as provided by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b),
(c), (d), (e), (f) and (g), after a Recipient's Termination, the Recipient's Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the period ending three months after the Termination, but in no event after the Expiration Date. To the extent the Recipient does not exercise an Award within the time specified for exercise, the Award shall automatically terminate. With respect to

Restricted Stock Awards and Performance Share Awards, except to the extent otherwise provided by the Administrator, including in the Award Agreement and in accordance with Section 10, upon termination of a Recipient's employment for any reason (i) during the restriction period provided for in Section 8.1(d), all Award Shares of a Restricted Stock Award still subject to such restriction period shall be forfeited by the Recipient and to the extent previously purchased by the Recipient shall be repurchased by the Company for an amount equal to the original Purchase Price and (ii) during a Performance Period, the Recipient shall not be entitled to any payment with respect to the Performance Share Awards subject to the Performance Period.

               (b) LEAVES OF ABSENCE. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by the Administrator with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, other than an approved personal or medical leave with employment guaranteed upon return.

               (c) DEATH OR DISABILITY. Unless otherwise provided in the Award Agreement, if a Recipient's Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Recipient to the extent exercisable at the date of that Termination may be exercised for two years after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Recipient and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Recipient. In the case of a Recipient who dies or become disabled within three months after Termination, if the Termination was not due to Cause, the Recipient's Awards may be exercised for one year after that Termination. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

               (d) DIVESTITURE. If a Recipient's Termination is due to a Divestiture, the Board may take any one or more of the actions described in
Section 10.3 or 10.4.

               (e) RETIREMENT. Unless otherwise provided in the Award Agreement, if a Recipient's Termination is due to the Recipient's retirement in accordance with the Company's or an Affiliate's retirement policy, all Awards of that Recipient to the extent exercisable at the Recipient's date of retirement may be exercised for two years after the Recipient's date of retirement, but in no event after the Expiration Date. To the extent the Recipient does not exercise an Option within the time specified for exercise, the Award shall automatically terminate.

               (f) SEVERANCE PROGRAMS. Unless otherwise provided in the Award Agreement, if a Recipient's Termination results from participation in a voluntary severance incentive program of the Company or an Affiliate approved by the Board, all Awards of that Employee to the extent exercisable at the time of that Termination shall be exercisable for one year after the Recipient's Termination, but in no event after the Expiration Date. If the Recipient does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

               (g) TERMINATION FOR CAUSE. Unless otherwise provided in the Award Agreement, if a Recipient's Termination is due to cause, all of the Recipient's Awards shall automatically terminate and cease to be exercisable at the time of Termination and all Awards exercised after the first event constituting cause may be rescinded by the Administrator. "CAUSE" means dishonesty, fraud, misconduct, disclosure or misuse of confidential information, conviction of, or a plea of guilty or no contest to, a felony or similar offense, habitual absence from work for reasons other than illness, or intentional conduct that could cause significant injury to the Company or an Affiliate, in each case as determined by the Administrator.

               (h) REVERSE VESTING. Under any circumstances stated in this
Section 9.4 in which all unvested Options of a Recipient immediately vest, the Company's repurchase rights shall lapse on all Option Shares held by that Recipient that are subject to Reverse Vesting.

               (i) CONSULTING OR EMPLOYMENT RELATIONSHIP. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Recipient at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company's or any Affiliate's charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.     CERTAIN TRANSACTIONS AND EVENTS

        10.1 IN GENERAL. Except as specifically provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10.

        10.2 CHANGES IN CAPITAL STRUCTURE. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a

Fundamental Transaction or Change of Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the Purchase Price of any Restricted Stock Award [and the consideration for any Performance Share Award or Stock Purchase Right or] , (d) the Option Price and number and class of securities issuable under each outstanding Option, and (e) the repurchase price of any securities substituted for Option Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

        10.3 FUNDAMENTAL TRANSACTIONS. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a "FUNDAMENTAL TRANSACTION"), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution of options or other compensatory awards on equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Awards, (b) accelerate the vesting and termination of outstanding Awards, in whole or in part, so that Awards can be exercised before or otherwise in connection with the closing or completion of the transaction or event but then terminate, (c) cancel Awards in exchange for cash payments to Recipients, and
(d) either arrange for any repurchase rights of the Company with respect to Award Shares to apply to the securities issued in substitution for Shares or terminate repurchase rights on Award Shares. The Board need not adopt the same rules for each Award or each Recipient.

        10.4 CHANGES OF CONTROL. The Board may also, but need not, specify that other transactions or events constitute a "CHANGE OF CONTROL". The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial shareholders of the Company, immediately before the transaction, beneficially own securities representing less than 70% of the total combined voting power or value of the Company immediately after the transaction, (b) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (c) the solicitation of proxies (within the meaning of Rule 14a-1 under the Exchange Act) with respect to the election of any Company Director where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election, (d) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, or (e) any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the following actions (provided however, the Board need not adopt the same rules for each Award or each Recipient); but only if and to the extent so specifically determined by the Board in its discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were Company Directors at the time such determination was made, and only if acceleration and valuation provisions no more favorable to Recipients than the following may apply:

               (a) any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested may become fully exercisable and vested;

               (b) the restrictions and limitations applicable to any Restricted Stock Awards and Stock Purchase Rights may lapse, and such Restricted Stock Awards may become fully vested;

               (c) the value (net of any Exercise Price, Purchase Price or other consideration) of all outstanding Options, Restricted Stock Awards and Stock Purchase Rights, unless otherwise determined by the Committee at or after grant and subject to Rule 16b-3, may be cashed out on the basis of the Change in Control Price as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control;

               (d) any outstanding Performance Share Awards may be vested and paid in full as if all performance criteria had been met;

               (e) the date for the exercise of Awards may be extended (but not beyond their original Expiration Date); or

               (f) any one or more actions under Section 10.3 may be taken.

        10.5 DIVESTITURE. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a "DIVESTITURE". In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Recipient.

        10.6 DISSOLUTION. If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company's repurchase rights on Award Shares to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate just before the dissolution is completed. The Board need not adopt the same rules for each Award or each Recipient.

        10.7 CUT-BACK TO PRESERVE BENEFITS. If the Administrator determines that the net after-tax amount to be realized by any Recipient, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Recipient in connection with any transaction or event addressed in this
Section 10 would be greater if one or more of those steps were not taken with respect to that Recipient's Awards or Award Shares, then and to the extent determined by the Administrator one or more of those steps shall not be taken.

11.     WITHHOLDING AND TAX REPORTING

        11.1 TAX WITHHOLDING ALTERNATIVES

               (a) GENERAL. Whenever Award Shares are issued or become free of restrictions, the Company may require the Recipient to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Recipient or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow until the Recipient has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

               (b) METHOD OF PAYMENT. The Recipient shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Recipient to use any of the forms of payment described in Section 6.4(c). The Administrator may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld shall not exceed the amount determined by the applicable minimum statutory withholding rates, and shall be determined as of the date that the amount of tax to be withheld or tendered for this purpose is to be determined.

        11.2 REPORTING OF DISPOSITIONS. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

12.     COMPLIANCE WITH LAW

        The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company's legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Recipient to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

13.     AMENDMENT OR TERMINATION OF THIS PLAN OR OUTSTANDING AWARDS

        13.1 AMENDMENT AND TERMINATION. The Board may at any time amend, suspend, or terminate this Plan.

        13.2 SHAREHOLDER APPROVAL. The Company shall obtain the approval of the Company's shareholders for any amendment to this Plan if shareholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. Furthermore, subject to Section 10, the Company may not, without the approval of the shareholders of the Company, (a) grant any Options with an Exercise Price that is less than 100% of the Fair Market Value of the underlying Shares on the Grant Date, (b) reprice, replace, regrant through cancellation or modify any Option if the effect would be to reduce the effective Option Price or
(c) amend Section 6.7. In addition, to the extent required for the Plan to comply with Rule 16b-3 or, with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with
Section 422 of the Code, the Board may not amend or alter the Plan without shareholder approval, where such amendment or alteration would: (i) except as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to Awards under the

Plan; (ii) except as expressly provided in the Plan, change the minimum price terms of Section 6.1; (iii) change the class of Employees and Consultants eligible to participate in the Plan; (iv) extend the maximum Option term under
Section 6.2; or (v) materially increase the benefits accruing to Recipients under the Plan. The Board may also, but need not, require that the Company's shareholders approve any other amendments to this Plan.

        13.3 EFFECT. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Recipient unless the affected Recipient consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in
Section 10, is in the best interests of the Company or its shareholders. The Administrator may, but need not, take the tax consequences to affected Recipients into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination, or Award Shares issued under such Awards, even if those Award Shares are issued after the termination.

14.     RESERVED RIGHTS

        14.1 NONEXCLUSIVITY OF THIS PLAN. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

        14.2 UNFUNDED PLAN. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Recipients, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Recipient shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

15.     SPECIAL ARRANGEMENTS REGARDING AWARD SHARES

        15.1 ESCROWS AND PLEDGES. To enforce any restrictions on Award Shares including restrictions related to Reverse Vesting, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates. Any Recipient who delivers a promissory note as partial or full consideration for the purchase of Award Shares will be required to pledge and deposit, with the Company, some or all of the Award Shares as collateral to secure the payment of the note. However, the Administrator may require or accept other or additional forms of collateral to secure the note and, in any event, the Company will have full recourse against the maker of the note, notwithstanding any pledge or other collateral, unless stated otherwise in the Award Agreement and the note.

        15.2 REPURCHASE RIGHTS

               (a) REVERSE VESTING. If an Option or Restricted Stock Award is subject to Reverse Vesting, the Company shall have the right, during the seven months after the Recipient's Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination, for a price equal to the lower of: (i) the Option Price or Purchase Price for such Shares, minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase, and (ii) the Fair Market Value of those Option Shares as of the date of the Termination. The repurchase price shall be paid in cash or, if the Option Shares were purchased in whole or in part for a promissory note, cancellation of indebtedness under that note, or a combination of those means. The Company may assign this right of repurchase.

               (b) PROCEDURE. The Company or its assignee may choose to give the Recipient a written notice of exercise of its repurchase rights under this
Section 15.2. However, the Company's failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 15.2 for exercising its repurchase rights in order to exercise such rights.

        15.3 DIVIDENDS. Dividends on Award Shares that are subject to any restrictions, including Reverse Vesting, shall be subject to the same restriction, including those set forth in this Section 15, as the Award Shares on which the dividends were paid.

16.     BENEFICIARIES

        A Recipient may file a written designation of one or more beneficiaries who are to receive the Recipient's rights under the Recipient's Awards after the Recipient's death.

        A Recipient may change such a designation at any time by written notice. If a Recipient designates a beneficiary, the beneficiary may exercise the Recipient's Awards after the Recipient's death. If a Recipient dies when the Recipient has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Recipient's estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Recipient's will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

17.     MISCELLANEOUS

        17.1 GOVERNING LAW. This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

        17.2 DETERMINATION OF VALUE. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the "VALUE DATE") as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

        17.3 RESERVATION OF SHARES. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

        17.4 ELECTRONIC COMMUNICATIONS. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

        17.5 NOTICES. Unless the Administrator specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

        17.6 NON-COMPETITION. The Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a Recipient holding any unexercised or unvested Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such Recipient's agreement (and compliance with such agreement) to (a) not engage in any business or activity competitive with any business or activity conducted by the Company and (b) be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (a) and (b)) as the Committee may determine.



Adopted by the Board on: February 22, 2002

Approved by the shareholders on: June 25, 2002



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